As filed with the Securities and Exchange Commission on August 2, 2001
Registration No. 333-62518

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PULTE HOMES, INC.
(Exact name of Registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	1531 (Primary Standard Industrial Classification Code Number)	38-2766606 (I.R.S. Employer Identification No.)

33 Bloomfield Hills Parkway, Suite 200

Bloomfield Hills, Michigan 48304
(248) 647-2750
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

JOHN R. STOLLER, ESQ.
Senior Vice President, General Counsel and Secretary
Pulte Homes, Inc.
33 Bloomfield Hills Parkway
Bloomfield Hills, Michigan 48304
(248) 647-2750
(Name and address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

DAVID FOLTYN, ESQ. Honigman Miller Schwartz and Cohn LLP 2290 First National Building Detroit, Michigan 48226 (313) 465-7380	JOSEPH J. GIUNTA, ESQ. Skadden, Arps, Slate, Meagher & Flom LLP 300 S. Grand Avenue, Suite 3400 Los Angeles, CA 90071 (213) 687-5040

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and the effective time of the merger (the “Merger”) of a wholly owned subsidiary of the Registrant with and into Del Webb Corporation (“Del Webb”) as described in the Plan and Agreement of Merger dated as of April 30, 2001.

    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☑ 333-62518

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Each Class of	Amount to be	Maximum Offering	Maximum Aggregate	Amount of
Securities to be Registered	Registered(1)	Price Per Unit	Offering Price(2)	Registration Fee(2)

Common Stock, $0.01 par value	21,752,277 shares	(2)	$742,284,621	$185,571(3)

(1)	Represents the maximum number of shares of Common Stock, $0.01 par value, of the Registrant (“Pulte Common Shares”) to be issued in connection with the Merger in exchange for shares of Common Stock, par value $0.001 per share, of Del Webb (“Del Webb Common Stock”), determined on the basis of the maximum exchange ratio that could be applicable in the Merger (1.1 Pulte Common Shares for each share of Del Webb Common Stock).

(2)	Determined pursuant to Rules 457(f)(1) and 457(c) on the basis of the average of the high and low sale prices of Del Webb Common Stock on May 31, 2001, and June 18, 2001.

(3)	Previously paid.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     The purpose of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 of Pulte Homes, Inc., is to file Exhibit 8.2 to the Registration Statement, pursuant to Rule 462(d) under the Securities Act of 1933.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on August 2, 2001.

PULTE HOMES, INC.

By:	/s/ JOHN R. STOLLER

John R. Stoller
Senior Vice President
General Counsel and Secretary

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dated indicated.

Signature	Title	Date

* William J. Pulte	Chairman of the Executive Committee of the Board of Directors	August 2, 2001
* Robert K. Burgess	Chairman of the Board of Directors and Chief Executive Officer and Director (Principal Executive Officer)	August 2, 2001
* Mark J. O’Brien	President and Chief Operating Officer	August 2, 2001
* Michael A. O’Brien	Senior Vice President- Corporate Development	August 2, 2001
* Roger A. Cregg	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 2, 2001
* Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)	August 2, 2001
* Debra J. Kelly-Ennis	Director	August 2, 2001
* David N. McCammon	Director	August 2, 2001
* Patrick J. O’Meara	Director	August 2, 2001
* Alan E. Schwartz	Director	August 2, 2001
* Francis J. Sehn	Director	August 2, 2001
* John J. Shea	Director	August 2, 2001
* William B. Smith	Director	August 2, 2001
*By: /s/ JOHN R. STOLLER John R. Stoller Attorney in Fact		August 2, 2001

Exhibit Index

Exhibit
Number	Description

2.1	Plan and Agreement of Merger dated as of April 30, 2001, among Del Webb Corporation, Pulte Corporation and Pulte Acquisition Corporation (included as Annex I to the Joint Proxy Statement/ Prospectus contained in this Registration Statement)
3.1	Articles of Incorporation, as amended, of Pulte Homes, Inc.*
3.2	By-Laws, as amended, of Pulte Homes, Inc.*
4.1	Specimen Common Stock Certificate of Pulte Homes, Inc.*
5.1	Opinion of Honigman Miller Schwartz and Cohn LLP regarding the validity of the securities being registered*
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated June 22, 2001, regarding tax consequences of the merger*
8.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated July 31, 2001, regarding tax consequences of the merger**
10.1	Second Amendment to Employment Agreement, dated April 27, 2001, between Del Webb Corporation and John H. Gleason *
10.2	Second Amendment to Employment Agreement, dated April 27, 2001, between Del Webb Corporation and Anne L. Mariucci*
10.3	First Amendment to Employment Agreement, dated April 27, 2001, between Del Webb Corporation and Frank D. Pankratz*
10.4	First Amendment to Employment Agreement, dated April 27, 2001, between Del Webb Corporation and David G. Schreiner*
10.5	First Amendment to Employment Agreement, dated April 27, 2001, between Del Webb Corporation and John A. Spencer*
10.6	Amendment to Employment Agreement, dated as of April 30, 2001, between Del Webb Corporation and John H. Gleason*
10.7	Amendment to Employment Agreement, dated as of April 30, 2001, between Del Webb Corporation and LeRoy Hanneman*
10.8	Amendment to Change in Control Agreement, dated as of April 30, 2001, between Del Webb Corporation and Robertson C. Jones*
10.9	Amendment to Employment Agreement, dated as of April 30, 2001, between Del Webb Corporation and Anne L. Mariucci*
10.10	Amendment to Employment Agreement, dated as of April 30, 2001, between Del Webb Corporation and Frank D. Pankratz*
10.11	Amendment to Employment Agreement, dated as of April 30, 2001, between Del Webb Corporation and David G. Schreiner*
10.12	Amendment to Employment Agreement, dated as of April 30, 2001, between Del Webb Corporation and John A. Spencer*
10.13	Employment Separation Agreement and Release of All Liability, dated May 11, 2001, between Pulte Corporation and Robert K. Burgess*
10.14	Del Webb Corporation Supplemental Executive Retirement Plan No. 1, as amended*
10.15	Del Webb Corporation Supplemental Executive Retirement Plan No. 2, as amended*
23.1	Consent of Ernst & Young LLP*
23.2	Consent of KPMG LLP*

Exhibit
Number	Description

23.3	Consent of Honigman Miller Schwartz and Cohn LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement)
23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the opinion filed as Exhibit 8.2 to this Registration Statement)
24.1	Powers of Attorney (included after the signature of the Registrant on this Registration Statement)
99.1	Voting Agreement, dated as of April 30, 2001, by and among Del Webb Corporation, William J. Pulte and certain affiliated trusts*
99.2	Form of Pulte Homes, Inc. Proxy Card*
99.3	Form of Del Webb Corporation Proxy Card*
99.4	Consent of Salomon Smith Barney Inc.*
99.5	Consent of Credit Suisse First Boston Corporation*
99.6	Consent of D. Kent Anderson*
99.7	Consent of Michael E. Rossi*
99.8	Consent of Glenn W. Schaeffer*

 * Previously filed

** Filed herewith